Exhibit 99.2
Item 15. Indemnification of Directors and Officers
     The Safeco Board of Directors has approved a form of indemnification agreement that grants indemnification to directors of Safeco to the maximum extent permitted by Washington law, the terms of which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Safeco expects to enter into such agreements with its existing and future directors. In addition, under the form of underwriting agreement by and among Safeco Corporation, Lehman Brothers Inc. and Lehman Brothers Finance S.A., in certain circumstances, the underwriter and the selling shareholder agree to indemnify us against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.